EXHIBIT 99.1

                     Transatlantic Holdings, Inc.
       Announces Record Year and Fourth Quarter 2006 Net Income


    NEW YORK--(BUSINESS WIRE)--Feb. 1, 2007--Transatlantic Holdings, Inc. (NYSE: TRH) today reported that its net income for the year ended December 31, 2006 amounted to $428.2 million, or $6.46 per common share (diluted), compared to $37.9 million, or $0.57 per common share (diluted), in 2005. Net income for the fourth quarter of 2006 amounted to $114.8 million, or $1.73 per common share (diluted), compared to $13.5 million, or $0.20 per common share (diluted), in the same prior year period. Net income for the full year 2005 and the fourth quarter of 2005 include the after-tax impact of catastrophe costs totaling $354 million and $81 million, respectively. (See discussion of the impacts of pre-tax catastrophe costs below.)

    "Transatlantic finished 2006 on a high note, completing its most successful year ever," commented Robert F. Orlich, President and Chief Executive Officer. "We reported record net income and strong operating cash flow - further strengthening our foothold for the future. GAAP return on equity was 15.6%. The combination of a fundamentally solid underwriting environment and an absence of significant catastrophe losses was the key to the year's results.

    "Premium volume was up modestly for the year, driven by our domestic operations. Growth continues to be tempered by increased ceding company retentions in certain lines. Domestic rates in property catastrophe-exposed territories achieved strong increases during the year, while rates in most other classes, both domestic and foreign, were either flat or exhibited modest declines as the year came to a close. Importantly, market pricing overall remains disciplined, with reinsurance terms and conditions holding firm - reflecting, in part, greater market recognition of the capital requirements of reinsurance.

    "We continued to expand our global footprint in recent months. Transatlantic opened a representative office in Panama to capitalize on the increased economic activity related to the Panama Canal expansion and the growing role of Panama as a commercial hub in Latin America. In addition, we have entered into an exclusive representative relationship in Stockholm, Sweden to expand our presence in the Nordic/Baltic reinsurance community.

    "Transatlantic's franchise is stronger now than ever - distinguished by its specialty class focus, truly global domain and commitment to reinsurance. We are optimistic about our prospects in 2007."

    Income before income taxes for the year 2006 amounted to $539.9 million compared to a loss before income taxes of ($46.1) million in 2005. These results include pre-tax realized net capital gains of $10.9 million and $39.9 million in 2006 and 2005, respectively. For the fourth quarter of 2006, income before income taxes amounted to $148.9 million compared to $19.8 million in the same prior year period. These results include pre-tax realized net capital gains of $4.4 million and $15.5 million in 2006 and 2005, respectively.

    In addition, no significant catastrophe loss events occurred in 2006. In the 2005 year, loss before income taxes includes pre-tax catastrophe costs of $543.9 million, including $61.1 million of net ceded reinstatement premiums. In the fourth quarter of 2005, income before income taxes includes pre-tax catastrophe costs of $99.4 million, including $1.6 million of net ceded reinstatement premiums.

    Net premiums written for 2006 amounted to $3,633.4 million compared to $3,466.4 million in 2005, an increase of 4.8 percent. Net premiums written for the fourth quarter of 2006 amounted to $910.2 million compared to $839.1 million in the same prior year period, an increase of 8.5 percent. International business represented 52 percent of net premiums written in 2006 versus 55 percent in 2005. (Refer to the table in the Consolidated Statistical Supplement presenting the effect of changes in foreign currency exchange rates on the increase in net premiums written between periods.)

    The combined ratio for 2006 was 96.0 versus 112.0 in 2005. The net impact of significant catastrophe costs added 16.0 to the combined ratio for 2005. For the fourth quarter of 2006, the combined ratio was
95.5 compared to 109.1 in the same prior year period. The net impact of significant catastrophe costs added 12.6 to the combined ratio for the fourth quarter of 2005.

    Net loss and loss adjustment expense reserves increased $89.3 million during the fourth quarter of 2006, bringing the amount of such reserves to $6.21 billion at December 31, 2006. Net losses and loss adjustment expenses paid in the fourth quarter of 2006 include approximately $33.7 million related to catastrophe losses principally occurring in 2005. (Refer to the analysis of changes in net loss and loss adjustment expense reserves in the Consolidated Statistical Supplement for additional information.)

    TRH's loss and loss adjustment expense ratio represents net losses and loss adjustment expenses divided by net premiums earned. The underwriting expense ratio represents the sum of net commissions and other underwriting expenses divided by net premiums written. The combined ratio represents the sum of the loss and loss adjustment expense ratio and the underwriting expense ratio. Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable. The combined ratio and its components, as well as net loss and loss adjustment expense reserves, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities, as these are standard measures in the insurance and reinsurance industries. GAAP return on equity represents net income divided by average stockholder's equity.

    Net investment income increased 26.6 percent in 2006 to $434.5 million compared to $343.2 million reported in 2005. For the fourth quarter of 2006, net investment income increased 34.9 percent to $117.5 million compared to $87.1 million in the same prior year period. A portion of the increases over the prior year periods is attributable to the investment of the net proceeds from the $750 million principal amount of the senior notes issued in the fourth quarter of 2005. At December 31, 2006, investments and cash totaled $11.34 billion. (Refer to the analysis of net investment income in the Consolidated Statistical Supplement for additional information.)

    Expenses related to stock compensation agreements totaled $10.9 million and $9.6 million in 2006 and 2005, respectively, and $3.3 million and $4.5 million in the fourth quarter of 2006 and 2005, respectively. The majority of such expenses are included in "other, net" in the Statement of Operations Data.

    At December 31, 2006, TRH's consolidated assets and stockholders' equity were $14.27 billion and $2.96 billion, respectively. Book value per common share was $44.80.

    In the fourth quarter of 2006, the Board of Directors declared a quarterly cash dividend of $0.135 per common share to stockholders of record as of March 2, 2007, payable on March 16, 2007.

    In mid-January 2007, hurricane-force winds from Windstorm
Kyrill crossed significant portions of Europe and caused extensive damage. Based on preliminary information, TRH presently estimates that the pre-tax cost of this storm, which will be reflected in its first quarter 2007 results, will range between $35 million and $45 million. This preliminary assessment, based on information presently available, involves a significant amount of judgment and considers, among other factors, industry loss predictions, output from catastrophe modeling software, market share analysis and a review of certain large in-force contracts.

    Visit -- www.transre.com -- for additional information about TRH.



Caution concerning forward-looking statements:



    This press release contains forward-looking statements, including management's beliefs about market conditions and expectations regarding the aggregate net impact on operating results from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 as well as its past and future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations also based in Chicago, Overland Park, San Francisco, Toronto, Miami (serving Latin America and the Caribbean), Panama, Buenos Aires, Rio de Janeiro, London, Paris, Zurich, Stockholm, Warsaw, Johannesburg, Hong Kong, Shanghai, Tokyo and Sydney. Its subsidiaries, Transatlantic Reinsurance Company, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis -- structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.



        Transatlantic Holdings, Inc. and Subsidiaries
                 Consolidated Financial Data

Statement of Operations Data:
                                         Twelve Months Ended
                                            December 31,
                                       -----------------------
                                          2006        2005     Change
                                       ----------- ----------- -------
                                       (in thousands, except
                                           per share data)
Revenues:
   Net premiums written                $3,633,440  $3,466,353    4.8 %
   Increase in net
      unearned premiums                   (29,346)    (81,359)
                                       ----------- -----------
   Net premiums earned                  3,604,094   3,384,994    6.5
   Net investment income                  434,540     343,247   26.6
   Realized net capital gains              10,862      39,884
                                       ----------- -----------
      Total revenues                    4,049,496   3,768,125    7.5
                                       ----------- -----------

Expenses:
   Net losses and loss
      adjustment expenses               2,462,666   2,877,042
   Net commissions                        903,666     857,450
   Other underwriting expenses            102,339      79,526
   Increase in deferred
      acquisition costs                   (13,471)    (14,648)
   Interest on senior notes                43,405       2,050
   Other, net                              10,983      12,803
                                       ----------- -----------
      Total expenses                    3,509,588   3,814,223
                                       ----------- -----------

Income (loss) before income taxes         539,908     (46,098)
Income taxes (benefits)                   111,756     (84,008)
                                       ----------- -----------
Net income                             $  428,152  $   37,910      -
                                       =========== ===========

----------------------------------------------------------------------
Net income per common share:
   Basic                               $     6.49  $     0.58      -
   Diluted                                   6.46        0.57      -

Cash dividends per common share             0.525       0.460   14.1

Weighted average common
   shares outstanding:
   Basic                                   65,955      65,836
   Diluted                                 66,266      66,169

----------------------------------------------------------------------
Ratios:
   Loss and loss adjustment expense          68.3 %      85.0 %
   Underwriting expense                      27.7        27.0
   Combined                                  96.0       112.0

----------------------------------------------------------------------


Statement of Operations Data:

                                         Three Months Ended
                                            December 31,
                                       -----------------------
                                          2006        2005     Change
                                       ----------- ----------- -------
                                       (in thousands, except
                                           per share data)
Revenues:
   Net premiums written                $  910,163  $  839,144    8.5 %
   Increase in net
      unearned premiums                   (18,525)    (48,244)
                                       ----------- -----------
   Net premiums earned                    891,638     790,900   12.7
   Net investment income                  117,520      87,104   34.9
   Realized net capital gains               4,385      15,455
                                       ----------- -----------
      Total revenues                    1,013,543     893,459   13.4
                                       ----------- -----------

Expenses:
   Net losses and loss
      adjustment expenses                 602,360     644,855
   Net commissions                        222,075     211,811
   Other underwriting expenses             32,346      19,402
   Increase in deferred
      acquisition costs                    (6,343)     (9,401)
   Interest on senior notes                10,853       2,050
   Other, net                               3,354       4,906
                                       ----------- -----------
      Total expenses                      864,645     873,623
                                       ----------- -----------

Income (loss) before income taxes         148,898      19,836
Income taxes (benefits)                    34,101       6,309
                                       ----------- -----------
Net income                             $  114,797  $   13,527      -
                                       =========== ===========

----------------------------------------------------------------------
Net income per common share:
   Basic                               $     1.74  $     0.21      -
   Diluted                                   1.73        0.20      -

Cash dividends per common share             0.135       0.120   12.5

Weighted average common
   shares outstanding:
   Basic                                   65,996      65,846
   Diluted                                 66,336      66,187

----------------------------------------------------------------------
Ratios:
   Loss and loss adjustment expense          67.6 %      81.5 %
   Underwriting expense                      27.9        27.6
   Combined                                  95.5       109.1

----------------------------------------------------------------------




            Transatlantic Holdings, Inc. and Subsidiaries
                     Consolidated Financial Data
                   As of December 31, 2006 and 2005

Balance Sheet Data:
                                                2006          2005
                                            ------------  ------------
                                              (in thousands, except
                                                    share data)
                  ASSETS
Investments and cash:
  Fixed maturities:
    Held to maturity, at amortized cost
     (market value: 2006-$1,291,634; 2005-
     $1,284,826)                            $ 1,254,017   $ 1,257,941
    Available for sale, at market value
     (amortized cost: 2006-$6,943,290;
     2005-$6,143,063) (pledged, at market
     value: 2006-$1,577,864; 2005-$562,007)   7,061,090     6,297,675
  Equities:
    Available for sale, at market value:
      Common stocks (cost: 2006-$577,096;
       2005-$574,362) (pledged, at market
       value: 2006-$41,187; 2005-$23,054)       624,405       606,325
      Nonredeemable preferred stocks (cost:
       2006-$229,066; 2005-$12,390)             236,846        12,420
    Trading, at market value, principally
     common stocks (cost: 2006-$37,397;
     2005-$48,124)                               38,232        46,493
  Other invested assets                         178,519       172,869
  Short-term investment of funds received
   under securities loan agreements           1,694,841       606,882
  Short-term investments, at cost
   (approximates market value)                   42,882        43,112
  Cash and cash equivalents                     205,264       198,120
                                            ------------  ------------
      Total investments and cash             11,336,096     9,241,837
Accrued investment income                       129,759       107,431
Premium balances receivable, net                708,384       782,880
Reinsurance recoverable on paid and unpaid
 losses and loss adjustment expenses          1,395,387     1,491,473
Deferred acquisition costs                      231,180       217,709
Prepaid reinsurance premiums                     68,647        61,291
Deferred income taxes                           310,967       302,451
Other assets                                     88,044       159,604
                                            ------------  ------------
      Total assets                          $14,268,464   $12,364,676
                                            ============  ============
   LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses  $ 7,467,949   $ 7,113,294
Unearned premiums                             1,144,022     1,082,282
Payable under securities loan agreements      1,694,841       606,882
5.75% senior notes due December 14, 2015:
   Affiliates                                   447,980       447,812
   Other                                        298,653       298,541
Other liabilities                               256,749       271,914
                                            ------------  ------------
      Total liabilities                      11,310,194     9,820,725
                                            ------------  ------------

Preferred Stock, $1.00 par value; shares
 authorized: 5,000,000; none issued                   -             -
Common Stock, $1.00 par value; shares
 authorized: 100,000,000; shares issued:
 2006-67,026,608; 2005-66,900,085                67,027        66,900
Additional paid-in capital                      228,480       214,700
Accumulated other comprehensive income           42,626        35,729
Retained earnings                             2,642,056     2,248,541
Treasury Stock, at cost; 988,900 shares of
 common stock                                   (21,919)      (21,919)
                                            ------------  ------------
      Total stockholders' equity              2,958,270     2,543,951
                                            ------------  ------------
      Total liabilities and stockholders'
       equity                               $14,268,464   $12,364,676
                                            ============  ============




            Transatlantic Holdings, Inc. and Subsidiaries
                     Consolidated Financial Data



Condensed Cash Flow
 Data:
                        Twelve Months Ended      Three Months Ended
                           December 31,             December 31,
                     ------------------------- -----------------------
                         2006         2005        2006        2005
                     ------------ ------------ ---------- ------------
                                      (in thousands)
Net cash provided by
 operating
 activities          $   845,411  $   630,287  $ 211,909  $    68,855
                     ------------ ------------ ---------- ------------

Cash flows from
 investing
 activities:
   Proceeds of fixed
    maturities
    available for
    sale sold            692,237      697,916    234,760      343,674
   Proceeds of fixed
    maturities
    available for
    sale redeemed or
    matured              412,379      360,723    140,895       73,937
   Proceeds of
    equities
    available for
    sale sold            981,671      808,305    235,887      180,721
   Purchase of fixed
    maturities held
    to maturity                -     (169,893)         -            -
   Purchase of fixed
    maturities
    available for
    sale              (1,767,482)  (2,243,159)  (610,894)  (1,250,500)
   Purchase of
    equities
    available for
    sale              (1,165,148)    (770,340)  (222,760)    (133,702)
   Net sale of other
    invested assets        8,792       17,054      3,138          860
   Net (purchase)
    sale of short-
    term investment
    of funds
    received under
    securities loan
    agreements        (1,038,979)     192,766     35,111      145,194
   Net sale
    (purchase) of
    short-term
    investments            2,473         (510)    18,771       (4,878)
   Change in other
    liabilities for
    securities in
    course of
    settlement             7,350       11,572      3,175       (1,912)
   Other, net             14,440        9,155      7,089        5,929
                     ------------ ------------ ---------- ------------
      Net cash used
       in investing
       activities     (1,852,267)  (1,086,411)  (154,828)    (640,677)
                     ------------ ------------ ---------- ------------
Cash flows from
 financing
 activities:
   Net funds
    received
    (disbursed)
    under securities
    loan agreements    1,038,979     (192,766)   (35,111)    (145,194)
   Dividends to
    stockholders         (33,637)     (28,967)    (8,908)      (7,899)
   Proceeds from
    common stock
    issued                 3,273        2,651      1,280        1,075
   Acquisition of
    treasury stock             -       (6,306)         -         (168)
   Net proceeds from
    senior notes
    issued                     -      744,690          -      744,690
   Other, net                233       (1,495)       (84)        (680)
                     ------------ ------------ ---------- ------------
      Net cash
       provided by
       (used in)
       financing
       activities      1,008,848      517,807    (42,823)     591,824
                     ------------ ------------ ---------- ------------
Effect of exchange
 rate changes on
 cash and cash
 equivalents               5,152       (6,998)     1,897       (3,434)
                     ------------ ------------ ---------- ------------
      Change in cash
       and cash
       equivalents         7,144       54,685     16,155       16,568
Cash and cash
 equivalents,
 beginning of period     198,120      143,435    189,109      181,552
                     ------------ ------------ ---------- ------------
      Cash and cash
       equivalents,
       end of period $   205,264  $   198,120  $ 205,264  $   198,120
                     ============ ============ ========== ============




            Transatlantic Holdings, Inc. and Subsidiaries
                     Consolidated Financial Data



Comprehensive Income (Loss)
 Data:
                              Twelve Months Ended  Three Months Ended
                                  December 31,        December 31,
                              -------------------- -------------------
                                2006       2005      2006      2005
                              --------- ---------- --------- ---------
                                           (in thousands)

Net income                    $428,152  $  37,910  $114,797  $ 13,527
                              --------- ---------- --------- ---------

Other comprehensive income
 (loss):
  Net unrealized
   (depreciation)
   appreciation of
   investments, net of tax:
    Net unrealized holding
     gains (losses)              7,932    (10,118)   18,780    (7,083)
    Deferred income tax
     (charge) benefit on
     above                      (2,777)     3,543    (6,572)    2,480
    Reclassification
     adjustment for gains
     included in net income    (22,084)   (39,884)  (13,865)  (15,455)
    Deferred income tax
     charge on above             7,729     13,959     4,852     5,409
                              --------- ---------- --------- ---------
                                (9,200)   (32,500)    3,195   (14,649)
                              --------- ---------- --------- ---------

  Net unrealized currency
   translation gain (loss),
   net of tax:
    Net unrealized currency
     translation gain (loss)    24,765    (41,546)   16,931     5,478
    Deferred income tax
     (charge) benefit on
     above                      (8,668)    14,541    (5,926)   (1,917)
                              --------- ---------- --------- ---------
                                16,097    (27,005)   11,005     3,561
                              --------- ---------- --------- ---------

      Other comprehensive
       income (loss)             6,897    (59,505)   14,200   (11,088)
                              --------- ---------- --------- ---------

Comprehensive income (loss)   $435,049   ($21,595) $128,997  $  2,439
                              ========= ========== ========= =========




            Transatlantic Holdings, Inc. and Subsidiaries
                 Consolidated Statistical Supplement


Supplemental Premium Data:
                             Twelve Months Ended   Three Months Ended
                                December 31,          December 31,
                           ----------------------- -------------------
                              2006        2005       2006      2005
                           ----------- ----------- --------- ---------
                                         (in thousands)
Net premiums written by
 office:

  Domestic                 $1,751,229  $1,568,318  $441,495  $385,695
                           ----------- ----------- --------- ---------

  International:

      Europe:
        London                744,488     759,271   188,406   181,606
        Paris                 314,002     330,539    69,321    62,687
        Zurich                342,650     369,208    94,590    89,276
                           ----------- ----------- --------- ---------
                            1,401,140   1,459,018   352,317   333,569
                           ----------- ----------- --------- ---------

      Other:
        Toronto                95,506      80,899    22,198    22,655
        Miami (Latin
         America and
         the Caribbean)       239,058     201,998    53,871    49,988
        Hong Kong              94,035     104,307    22,108    28,921
        Tokyo                  52,472      51,813    18,174    18,316
                           ----------- ----------- --------- ---------
                              481,071     439,017   116,351   119,880
                           ----------- ----------- --------- ---------

  Total international       1,882,211   1,898,035   468,668   453,449
                           ----------- ----------- --------- ---------

Total net premiums written $3,633,440  $3,466,353  $910,163  $839,144
                           =========== =========== ========= =========


Effect of changes in
 foreign currency
 exchange rates on the
 increase in net
 premiums written in
 2006 as compared to
 2005:
                             Twelve       Three
                             Months      Months
                              Ended       Ended
                            December    December
                               31,         31,
                           ----------- -----------
  Increase in original
   currency                       4.4 %       5.4 %
  Foreign exchange effect         0.4         3.1
                           ----------- -----------
  Increase as reported in
   U.S. dollars                   4.8 %       8.5 %
                           =========== ===========




            Transatlantic Holdings, Inc. and Subsidiaries
                 Consolidated Statistical Supplement


Supplemental Premium Data
 (continued):

Other net premiums
 written data
 (estimated):

                            Twelve Months Ended   Three Months Ended
                               December 31,          December 31,
                          ----------------------- -------------------
                             2006        2005       2006      2005
                          ----------- ----------- --------- ---------

  Treaty                        95.3 %      95.5 %    95.9 %    95.5 %
  Facultative                    4.7         4.5       4.1       4.5
                          ----------- ----------- --------- ---------
                               100.0 %     100.0 %   100.0 %   100.0 %
                          =========== =========== ========= =========

  Property                      26.7 %      29.8 %    26.4 %    31.8 %
  Casualty                      73.3        70.2      73.6      68.2
                          ----------- ----------- --------- ---------
                               100.0 %     100.0 %   100.0 %   100.0 %
                          =========== =========== ========= =========

Total gross premiums
 written (in thousands)   $3,983,417  $3,887,663  $969,254  $884,134
                          =========== =========== ========= =========

Source of gross premiums
 written:

  Affiliates                    14.9 %      14.8 %    14.1 %    18.2 %
  Other                         85.1        85.2      85.9      81.8
                          ----------- ----------- --------- ---------
                               100.0 %     100.0 %   100.0 %   100.0 %
                          =========== =========== ========= =========


Supplemental Net Loss and
 Loss Adjustment Expense
 Reserve Data:

Changes in net loss and
 loss adjustment expense
 reserves:
                            Twelve Months Ended   Three Months Ended
                               December 31,          December 31,
                          ----------------------- -------------------
                             2006        2005       2006      2005
                          ----------- ----------- --------- ---------
                                         (in millions)
Reserve for net unpaid
 losses and loss
 adjustment expenses at
 beginning of period      $  5,690.4  $  4,980.6  $6,117.9  $5,555.8
Net losses and loss
 adjustment expenses
 incurred                    2,462.7     2,877.0     602.4     644.8
Net losses and loss
 adjustment expenses paid    2,104.5     2,031.6     558.7     458.2
Foreign exchange effect        158.6      (135.6)     45.6     (52.0)
                          ----------- ----------- --------- ---------
Reserve for net unpaid
 losses and loss
 adjustment expenses at
 end of period            $  6,207.2  $  5,690.4  $6,207.2  $5,690.4
                          =========== =========== ========= =========




            Transatlantic Holdings, Inc. and Subsidiaries
                 Consolidated Statistical Supplement

Supplemental Investment Data:
Net investment income:
                                      Twelve Months      Three Months
                                          Ended             Ended
                                       December 31,      December 31,
                                   -------------------- --------------
                                    2006      2005       2006   2005
                                   ------- ------------ ------- ------
                                              (in millions)
    Fixed maturities               $354.9  $     297.5  $ 92.8  $74.5
    Equities                         34.5         29.8     9.7   10.5
    Other invested assets
     (principally partnerships)      32.3         10.6    10.1   (0.7)
    Other                            22.5         14.2     6.2    4.8
                                   ------- ------------ ------- ------
      Total investment income       444.2        352.1   118.8   89.1
    Investment expenses              (9.7)        (8.9)   (1.3)  (2.0)
                                   ------- ------------ ------- ------
      Net investment income        $434.5  $     343.2  $117.5  $87.1
                                   ======= ============ ======= ======


Investments by category:
                                            December 31, 2006
                                           --------------------
                                              Amount    Percent
                                           ------------ -------
                                               (dollars in
                                                 thousands)
    Fixed maturities:
      Held to maturity (at
       amortized cost):
        Domestic and foreign
         municipal                         $ 1,254,017    11.1 %
                                           ------------ -------

      Available for sale (at
       market value):
        Corporate                            1,757,316    15.5
        U.S. Government and
         government agencies                   348,672     3.1
        Foreign government                     304,824     2.7
        Domestic and foreign
         municipal                           4,650,278    41.0
                                           ------------ -------
                                             7,061,090    62.3
                                           ------------ -------
          Total fixed maturities             8,315,107    73.4
                                           ------------ -------
    Equities:
      Available for sale:
        Common stocks                          624,405     5.5
        Nonredeemable preferred
         stocks                                236,846     2.1
                                           ------------ -------
                                               861,251     7.6
      Trading, principally common
       stocks                                   38,232     0.3
                                           ------------ -------
          Total equities                       899,483     7.9
                                           ------------ -------
    Other invested assets                      178,519     1.6
    Short-term investment of funds
     received under securities
     loan agreements                         1,694,841    14.9
    Short-term investments                      42,882     0.4
    Cash and cash equivalents                  205,264     1.8
                                           ------------ -------
          Total investments and
           cash                            $11,336,096   100.0 %
                                           ============ =======




            Transatlantic Holdings, Inc. and Subsidiaries
                 Consolidated Statistical Supplement

Supplemental Investment Data
 (continued):

Fixed maturities portfolio data:

                                 ----------- ----------- ------
    Ratings as of December 31,     Held to    Available
     2006:
                                   Maturity   for Sale   Total
                                 ----------- ----------- ------

      Aaa                              12.0 %      55.3 % 67.3 %
      Aa                                2.4        25.9   28.3
      A                                 0.7         3.2    3.9
      Baa                                 -         0.4    0.4
      Not rated                           -         0.1    0.1
                                 ----------- ----------- ------
        Total                          15.1 %      84.9 %100.0 %
                                 =========== =========== ======

    Duration as of December 31,
     2006:                              5.9 years

Other Investment Data:


                                         Twelve              Three
                                      Months Ended       Months Ended
                                      December 31,       December 31,
                                 ----------------------- -------------
                                    2006        2005     2006   2005
                                 ----------- ----------- ------ -----

Pre-tax yield on fixed maturity
 portfolio (a)                          4.4 %       4.2 %  4.5 % 4.2 %

Effective tax rate on net
 investment income (b)                 16.5 %      17.4 % 18.0 %18.0 %

(a) Represents annualized pre-
 tax net investment income from
 fixed maturities for the
 periods indicated divided by
 the average balance sheet
 carrying value of the fixed
 maturity portfolio for such
 periods.
(b) Represents the portion of
 income tax expense related to
 net investment income divided
 by net investment income.

Other Data:

                                 (Estimated)
                                  December    December
                                     31,         31,
                                    2006        2005
                                 ----------- -----------
                                     (in thousands)

Statutory surplus of
 Transatlantic Reinsurance
 Company                         $3,000,000  $2,617,997



    CONTACT: Transatlantic Holdings, Inc., New York
             Steven S. Skalicky, 212-770-2040